Testing the Waters Materials Related to Series #AZUKI6704

From the Rally App:

#AZUKI6704

GLOWING EYES AZUKI #6704 (NFT)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $32,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS

GALLERY

LEGAL

#AZUKI6704

GLOWING EYES AZUKI #6704 (NFT)

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	6,400
Initial Offering Market Cap.	$32,000
Storage Location	Rally MetaMask Institutional Wallet

ASSET SPECIFICATIONS

NFT	Azuki
Number	6704
Feature	Glowing (Eyes)

#AZUKI6704 | $32K

SIMILAR ASSET SALES

Prices are not adjusted for inflation

1M 3M 6M 1Y **ALL**

+363.7%
COMPARABLE ASSET VALUE CHANGE SINCE 01/12/2022

41
TRANSACTIONS SINCE 01/12/2022

NOTIFY WHEN ACTIVE

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source/ Sale Venue
Azuki #6984	1/12/2022	$7,109.65	OpenSea.io Marketplace
Azuki #6010	1/12/2022	$6,817.47	OpenSea.io Marketplace
Azuki #5752	1/12/2022	$6,817.14	OpenSea.io Marketplace
Azuki #6524	1/12/2022	$6,785.00	OpenSea.io Marketplace
Azuki #5370	1/12/2022	$6,492.83	OpenSea.io Marketplace
Azuki #6662	1/12/2022	$6,492.83	OpenSea.io Marketplace
Azuki #6919	1/12/2022	$6,492.83	OpenSea.io Marketplace
Azuki #7880	1/12/2022	$6,492.83	OpenSea.io Marketplace
Azuki #6105	1/12/2022	$6,489.58	OpenSea.io Marketplace
Azuki #7440	1/12/2022	$6,427.90	OpenSea.io Marketplace

Azuki #7113	1/12/2022	$6,362.97	OpenSea.io Marketplace
Azuki #4169	1/12/2022	$6,330.51	OpenSea.io Marketplace
Azuki #3660	1/12/2022	$6,233.11	OpenSea.io Marketplace
Azuki #6411	1/12/2022	$6,103.26	OpenSea.io Marketplace
Azuki #3357	1/12/2022	$6,103.26	OpenSea.io Marketplace
Azuki #6719	1/12/2022	$6,005.87	OpenSea.io Marketplace
Azuki #3669	1/12/2022	$6,005.87	OpenSea.io Marketplace
Azuki #1111	1/12/2022	$5,973.40	OpenSea.io Marketplace
Azuki #5067	1/12/2022	$5,843.54	OpenSea.io Marketplace
Azuki #6984	1/12/2022	$5,778.62	OpenSea.io Marketplace
Azuki #7113	1/13/2022	$9,117.32	OpenSea.io Marketplace
Azuki #9075	1/13/2022	$8,512.65	OpenSea.io Marketplace
Azuki #3772	1/13/2022	$8,022.84	OpenSea.io Marketplace
Azuki #6565	1/13/2022	$7,837.04	OpenSea.io Marketplace
Azuki #8943	1/13/2022	$7,769.48	OpenSea.io Marketplace
Azuki #6524	1/13/2022	$7,735.70	OpenSea.io Marketplace
Azuki #6565	1/13/2022	$7,732.32	OpenSea.io Marketplace
Azuki #5000	1/13/2022	$7,499.24	OpenSea.io Marketplace
Azuki #8060	1/13/2022	$7,093.88	OpenSea.io Marketplace
Azuki #2015	1/13/2022	$6,756.07	OpenSea.io Marketplace
Azuki #461	1/13/2022	$6,722.26	OpenSea.io Marketplace
Azuki #476	1/13/2022	$6,654.70	OpenSea.io Marketplace
Azuki #6524	1/13/2022	$6,418.27	OpenSea.io Marketplace
Azuki #7265	1/13/2022	$6,408.13	OpenSea.io Marketplace
Azuki #5556	1/14/2022	$9,118.92	OpenSea.io Marketplace
Azuki #9664	1/15/2022	$8,939.05	OpenSea.io Marketplace
Azuki #6704	1/15/2022	$8,905.93	OpenSea.io Marketplace
Azuki #2879	1/15/2022	$8,898.98	OpenSea.io Marketplace
Azuki #5694	1/15/2022	$8,829.75	OpenSea.io Marketplace
Azuki #9909	1/15/2022	$8,707.21	OpenSea.io Marketplace
Azuki #5000	1/15/2022	$8,657.53	OpenSea.io Marketplace
Azuki #5752	1/15/2022	$8,511.80	OpenSea.io Marketplace
Azuki #534	1/15/2022	$8,511.77	OpenSea.io Marketplace
Azuki #9664	1/15/2022	$7,584.45	OpenSea.io Marketplace
Azuki #6093	1/16/2022	$8,661.24	OpenSea.io Marketplace
Azuki #7567	1/16/2022	$8,661.24	OpenSea.io Marketplace
Azuki #6984	1/16/2022	$8,461.37	OpenSea.io Marketplace
Azuki #5025	1/16/2022	$8,361.43	OpenSea.io Marketplace
Azuki #7033	1/17/2022	$8,189.36	OpenSea.io Marketplace

Azuki #2083	1/17/2022	$8,155.80	OpenSea.io Marketplace
Azuki #7880	1/17/2022	$8,021.55	OpenSea.io Marketplace
Azuki #6989	1/18/2022	$8,652.64	OpenSea.io Marketplace
Azuki #1344	1/18/2022	$8,330.98	OpenSea.io Marketplace
Azuki #9214	1/18/2022	$8,041.48	OpenSea.io Marketplace
Azuki #1343	1/18/2022	$8,041.16	OpenSea.io Marketplace
Azuki #335	1/18/2022	$7,928.90	OpenSea.io Marketplace
Azuki #6116	1/19/2022	$10,449.30	OpenSea.io Marketplace
Azuki #5370	1/19/2022	$9,467.70	OpenSea.io Marketplace
Azuki #8078	1/19/2022	$9,341.04	OpenSea.io Marketplace
Azuki #6919	1/19/2022	$9,087.72	OpenSea.io Marketplace
Azuki #9289	1/19/2022	$8,901.25	OpenSea.io Marketplace
Azuki #3079	1/19/2022	$8,834.41	OpenSea.io Marketplace
Azuki #4597	1/19/2022	$8,517.76	OpenSea.io Marketplace
Azuki #1111	1/20/2022	$13,069.43	OpenSea.io Marketplace
Azuki #2990	1/20/2022	$12,821.67	OpenSea.io Marketplace
Azuki #946	1/20/2022	$12,388.09	OpenSea.io Marketplace
Azuki #4305	1/20/2022	$12,388.09	OpenSea.io Marketplace
Azuki #4305	1/20/2022	$12,357.12	OpenSea.io Marketplace
Azuki #8657	1/20/2022	$11,149.28	OpenSea.io Marketplace
Azuki #4234	1/20/2022	$10,808.60	OpenSea.io Marketplace
Azuki #8707	1/20/2022	$10,030.63	OpenSea.io Marketplace
Azuki #8657	1/20/2022	$9,987.89	OpenSea.io Marketplace
Azuki #225	1/20/2022	$9,910.47	OpenSea.io Marketplace
Azuki #5694	1/20/2022	$9,876.40	OpenSea.io Marketplace
Azuki #8576	1/20/2022	$9,848.22	OpenSea.io Marketplace
Azuki #7901	1/20/2022	$9,693.68	OpenSea.io Marketplace
Azuki #335	1/20/2022	$9,229.12	OpenSea.io Marketplace
Azuki #2990	1/20/2022	$9,136.21	OpenSea.io Marketplace
Azuki #7135	1/20/2022	$8,919.42	OpenSea.io Marketplace
Azuki #9036	1/20/2022	$8,826.51	OpenSea.io Marketplace
Azuki #6436	1/20/2022	$7,897.40	OpenSea.io Marketplace
Azuki #8943	1/20/2022	$7,742.55	OpenSea.io Marketplace
Azuki #242	1/20/2022	$7,742.55	OpenSea.io Marketplace
Azuki #6041	1/20/2022	$6,658.60	OpenSea.io Marketplace
Azuki #2083	1/21/2022	$26,838.74	OpenSea.io Marketplace
Azuki #3669	1/21/2022	$18,033.22	OpenSea.io Marketplace
Azuki #6041	1/21/2022	$14,438.64	OpenSea.io Marketplace
Azuki #6719	1/21/2022	$13,389.21	OpenSea.io Marketplace

Azuki #7135	1/21/2022	$11,610.02	OpenSea.io Marketplace
Azuki #3553	1/21/2022	$11,459.24	OpenSea.io Marketplace
Azuki #4128	1/21/2022	$11,459.24	OpenSea.io Marketplace
Azuki #2555	1/21/2022	$11,459.24	OpenSea.io Marketplace
Azuki #4460	1/21/2022	$10,554.56	OpenSea.io Marketplace
Azuki #9155	1/21/2022	$9,951.44	OpenSea.io Marketplace
Azuki #5752	1/21/2022	$9,710.20	OpenSea.io Marketplace
Azuki #273	1/21/2022	$9,649.88	OpenSea.io Marketplace
Azuki #461	1/21/2022	$9,348.33	OpenSea.io Marketplace
Azuki #1505	1/22/2022	$20,463.46	OpenSea.io Marketplace
Azuki #8943	1/22/2022	$9,462.43	OpenSea.io Marketplace
Azuki #8943	1/23/2022	$9,533.22	OpenSea.io Marketplace
Azuki #5000	1/25/2022	$17,134.82	OpenSea.io Marketplace
Azuki #2015	1/25/2022	$15,910.90	OpenSea.io Marketplace
Azuki #2990	1/25/2022	$14,368.77	OpenSea.io Marketplace
Azuki #8774	1/25/2022	$11,015.24	OpenSea.io Marketplace
Azuki #4361	1/25/2022	$10,354.33	OpenSea.io Marketplace
Azuki #6919	1/25/2022	$10,280.89	OpenSea.io Marketplace
Azuki #7901	1/25/2022	$9,546.54	OpenSea.io Marketplace
Azuki #4128	1/26/2022	$21,908.16	OpenSea.io Marketplace
Azuki #2990	1/26/2022	$20,954.36	OpenSea.io Marketplace
Azuki #8774	1/26/2022	$18,489.14	OpenSea.io Marketplace
Azuki #4361	1/26/2022	$18,316.58	OpenSea.io Marketplace
Azuki #8943	1/26/2022	$17,231.88	OpenSea.io Marketplace
Azuki #7033	1/26/2022	$14,791.32	OpenSea.io Marketplace
Azuki #1126	1/26/2022	$14,791.32	OpenSea.io Marketplace
Azuki #7567	1/26/2022	$13,435.44	OpenSea.io Marketplace
Azuki #534	1/26/2022	$12,819.14	OpenSea.io Marketplace
Azuki #6719	1/26/2022	$12,326.10	OpenSea.io Marketplace
Azuki #2879	1/27/2022	$71,642.48	OpenSea.io Marketplace
Azuki #6565	1/27/2022	$17,540.06	OpenSea.io Marketplace
Azuki #1126	1/28/2022	$28,942.37	OpenSea.io Marketplace
Azuki #6719	1/28/2022	$20,500.84	OpenSea.io Marketplace
Azuki #1344	1/29/2022	$38,720.13	OpenSea.io Marketplace
Azuki #6719	1/30/2022	$24,734.24	OpenSea.io Marketplace
Azuki #5370	1/30/2022	$24,421.80	OpenSea.io Marketplace
Azuki #6116	1/30/2022	$21,323.52	OpenSea.io Marketplace
Azuki #534	1/31/2022	$36,281.54	OpenSea.io Marketplace
Azuki #6116	1/31/2022	$26,963.18	OpenSea.io Marketplace

Azuki #7135	1/31/2022	$25,292.67	OpenSea.io Marketplace
Azuki #2015	2/1/2022	$48,405.98	OpenSea.io Marketplace
Azuki #4305	2/1/2022	$47,061.37	OpenSea.io Marketplace
Azuki #5694	2/1/2022	$41,682.92	OpenSea.io Marketplace
Azuki #4361	2/1/2022	$40,069.39	OpenSea.io Marketplace
Azuki #946	2/1/2022	$36,833.99	OpenSea.io Marketplace
Azuki #273	2/1/2022	$34,637.16	OpenSea.io Marketplace
Azuki #3553	2/1/2022	$32,270.65	OpenSea.io Marketplace
Azuki #6989	2/2/2022	$41,961.52	OpenSea.io Marketplace
Azuki #7567	2/2/2022	$33,569.22	OpenSea.io Marketplace
Azuki #7567	2/3/2022	$28,221.45	OpenSea.io Marketplace
Azuki #1344	2/4/2022	$45,044.63	OpenSea.io Marketplace
Azuki #7033	2/4/2022	$29,337.16	OpenSea.io Marketplace
Azuki #904	2/5/2022	$44,447.53	OpenSea.io Marketplace
Azuki #7033	2/5/2022	$23,346.18	OpenSea.io Marketplace
Azuki #5752	2/6/2022	$29,583.00	OpenSea.io Marketplace
Azuki #946	2/7/2022	$42,266.72	OpenSea.io Marketplace
Azuki #476	2/7/2022	$39,816.48	OpenSea.io Marketplace
Azuki #3529	2/9/2022	$28,146.94	OpenSea.io Marketplace
Azuki #8060	2/12/2022	$32,822.31	OpenSea.io Marketplace
Azuki #6524	2/15/2022	$73,361.78	OpenSea.io Marketplace
Azuki #6411	2/15/2022	$41,392.60	OpenSea.io Marketplace
Azuki #3660	2/16/2022	$45,305.03	OpenSea.io Marketplace
Azuki #9036	2/21/2022	$35,801.88	OpenSea.io Marketplace
Azuki #476	2/23/2022	$26,150.68	OpenSea.io Marketplace
Azuki #4361	2/24/2022	$26,206.48	OpenSea.io Marketplace
Azuki #1344	2/25/2022	$41,572.94	OpenSea.io Marketplace
Azuki #9664	2/27/2022	$41,780.08	OpenSea.io Marketplace
Azuki #946	2/27/2022	$38,994.75	OpenSea.io Marketplace
Azuki #6010	3/1/2022	$43,789.42	OpenSea.io Marketplace
Azuki #5694	3/1/2022	$33,571.89	OpenSea.io Marketplace
Azuki #3357	3/2/2022	$29,772.76	OpenSea.io Marketplace
Azuki #8819	3/7/2022	$28,090.79	OpenSea.io Marketplace
Azuki #6704	3/8/2022	$29,484.17	OpenSea.io Marketplace

"Azuki is a brand. A new kind of brand that we build together. A brand for the metaverse. By the community."

AZUKI

Official Website

JOIN THE CONVERSATION ›

#AZUKI6704 | *Visuals*

Azuki's manifesto proudly states: "We are a community of individuals who aren't afraid to push the boundaries, challenge the status quo, and communicate boldly"

LAUNCH GALLERY ›

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

DESCRIPTION OF SERIES AZUKI 6704 NFT

Investment Overview

•Upon completion of the Series #AZUKI6704 Offering, Series #AZUKI6704 will purchase a Number 6704 Azuki NFT with Glowing Eyes for Series #AZUKI6704 (The “Series Azuki 6704 NFT” or the “Underlying Asset” with respect to Series #AZUKI6704, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Azuki website, the Azuki NFT collection is made up of “10,000 avatars that give you membership access to The Garden. It starts with exclusive streetwear collabs, NFT drops, live events, and much more that will be revealed over time. Community ownership in Azuki allows for a new genre of media which the world has yet to explore. An Azuki is your identity in the metaverse — let's build together.”

•The Underlying Asset is a Number 6704 Azuki NFT with Glowing Eyes.

Asset Description

Overview & Authentication

•The Azuki Garden is described by the Azuki website as: “a corner of the internet where art, community, and culture fuse to create magic. The lines between the physical and digital worlds are blurring and the rules are being rewritten.”

•Azuki is described by the Azuki website as: “A brand for the metaverse. By the community.”

•The initial Azuki mint occurred on January 12, 2022. 8,700 of the 10,000 NFTs were released at a price of $3,400 each. Within three minutes, the mint sold out according to Forbes. This launch generated over $29 million in revenue and was followed a few days later by a private offering that generated around $2 million in sales.

•According to Forbes, Azuki transaction volume nearly reached $300 million in its first month.

•Forbes wrote on February 14, 2022: “Over the last month, total Azuki sales have easily surpassed more well-known tokens like the Bored Ape Yacht Club and CryptoPunks. They are already the eighth-most traded NFTs of all time.”

•Chiru Labs is the company behind Azuki, founded by four-person anonymous team. On the Chiru Labs website, a brief description reads: “Born in Los Angeles. Building for the metaverse. Creators of Azuki.”

•On February 14, 2022, Arnold Tsang joined Chiru Labs full time, leaving behind his job leading character design for the video game “Overwatch,” which is produced by Activision Blizzard.

•Forbes quoted Tsang’s vision for the future of Azuki: “The dream is for Azuki to have such big IP (intellectual property) that there's an animated series, maybe even games and all kinds of merch.”

•Tsang is also quoted in Forbes explaining the popularity of Azuki as a result of “the rebellious culture of skateboarders,” which connects well with those into crypto and NFTs.

•According to Forbes, another factor in the popularity of Azuki is its anime-style artwork: “Another factor that has driven the rise in interest for Azukis: pent-up demand for anime art. Over the past few years, Netflix has ramped up its anime content, and in late 2020, it announced that 100 million households had watched an anime show on Netflix over the prior year.”

•As of March 8, 2022, Azuki is ranked 8 all time on OpenSea’s Top NFTs ranked by volume, floor price, and other statistics. On March 8, 2022, Azuki NFTs have surpassed 125,000 ETH in volume traded on OpenSea.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 6704 Azuki NFT with Glowing Eyes.

•The Underlying Asset consists of the following attributes: Glowing (Eyes), Alpine Jacket (Clothing), Gloves (Offhand), Maroon Half Bun (Hair), Purple Kanzashi (Headgear), Smile (Mouth), Dark Blue (Background), and Human (Type).

•The Underlying Asset was minted on January 12, 2022.

•The Underlying Asset was sold for 2.689 ETH ($8,950.69) on January 15, 2022.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Azuki 6704 NFT
NFT	Azuki
Number	6704
Feature	Glowing (Eyes)
Feature Rarity	0.78% Have This Trait
Feature	Alpine Jacket (Clothing)
Feature Rarity	1% Have This Trait
Feature	Gloves (Offhand)
Feature Rarity	1% Have This Trait
Feature	Maroon Half Bun (Hair)
Feature Rarity	1% Have This Trait
Feature	Purple Kanzashi (Headgear)
Feature Rarity	2% Have This Trait
Feature	Smile (Mouth)
Feature Rarity	4%
Feature	Dark Blue (Background)
Feature Rarity	5%
Feature	Human (Type)
Feature Rarity	90%
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Azuki 6704 NFT going forward.